Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Kevin Brown
Media Relations	Investor Relations
(706) 644-0528	(706) 644-0948
Synovus Announces Earnings for the Fourth Quarter 2019 and a 10% Increase in Common Stock Dividend

COLUMBUS, Ga., January 24, 2020 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter and year ended December 31, 2019. The Board of Directors also approved a 10% increase in the Company’s quarterly common stock dividend from $0.30 to $0.33 per share, effective with the quarterly dividend payable in April 2020.
2019 Highlights

•	Net income available to common shareholders for 2019 was $540.9 million or $3.47 per diluted share as compared to $410.5 million or $3.47 per diluted share for 2018.

◦	Adjusted earnings per diluted share for 2019 were $3.90 as compared to $3.64 for 2018, an increase of 7.3%.

•	Loans up $11.2 billion, or 43.2%, from 2018.

•	Deposits up $11.7 billion, or 43.7%, from 2018.

•	Non-interest income was $355.9 million, an increase of $75.8 million from 2018.

•	Non-interest expense was $1.1 billion, an increase of $269.5 million from 2018.

•
Net interest margin of 3.70%, a decline of 16 basis points from the previous year. Excluding the impact of purchase accounting adjustments (PAA), net interest margin was 3.47%, down 39 basis points from the prior year.

•
Credit quality was strong, with the non-performing loan (NPL) ratio declining 14 basis points from year-end 2018 to 0.27% and the non-performing asset (NPA) ratio declining 7 basis points from the prior year to 0.37%. The net charge-off ratio was 0.16% in 2019 compared to 0.20% in the prior year.

•	Completed integration of Florida Community Bank (FCB) and introduced new teams and products in legacy FCB markets.

•	Following the FCB acquisition, the Company returned $893 million to common shareholders during the year with repurchases of $725 million in common stock and $168 million in common dividends.

•	Total share count declined 10.9% from January 1, 2019.

Fourth Quarter 2019 Highlights

•	Diluted EPS of $0.97; adjusted diluted EPS of $0.94, down 3.0% sequentially and up 3.1% year-over-year.

•	Period-end loan growth of $744.6 million, or 8.1% annualized, from prior quarter on total funded loan production of $3.55 billion.

•	Period-end deposit growth of $972.4 million, or 10.3% annualized, from third quarter 2019.

◦	Core transaction deposits increased $373.0 million from the prior quarter.

◦	Total deposit costs declined 13 basis points from the previous quarter.

•
Net interest margin of 3.65%, a decline of 4 basis points from the previous quarter. Excluding the impact of purchase accounting adjustments (PAA), net interest margin was 3.40%, down 2 basis points from the prior quarter.

•	Non-interest income was $98.0 million in the fourth quarter, an increase of $9.2 million from the third quarter and $30.0 million from the prior-year quarter.

•	Non-interest expense was $266.1 million in the fourth quarter, a decrease of $10.2 million from the third quarter and an increase of $56.2 million from the prior-year quarter.

•	Credit quality metrics remained solid, with the NPL ratio and the NPA ratio each declining by 5 basis points, to 0.27% and 0.37%, respectively. The net charge-off ratio was 0.10%.

•	Repurchased $36.5 million in common stock (1.1 million shares) during the quarter.

Fourth Quarter Summary

	Reported			Adjusted
(dollars in thousands)	4Q19	3Q19	4Q18	4Q19	3Q19	4Q18
Net income available to common shareholders	$143,393	$127,435	$101,919	$140,069	$149,732	$107,001
Diluted earnings per share	0.97	0.83	0.87	0.94	0.97	0.91
Total loans	37,162,450	36,417,826	25,946,573	N/A	N/A	N/A
Total deposits	38,405,504	37,433,070	26,720,322	N/A	N/A	N/A
Total revenues	497,992	491,676	366,105	492,049	494,213	368,189
Return on avg assets	1.27%	1.14%	1.29%	1.24%	1.33%	1.36%
Return on avg common equity	13.08	11.36	14.25	12.78	13.35	14.96
Return on avg tangible common equity	15.18	13.19	14.63	14.84	15.46	15.36
Net interest margin	3.65	3.69	3.92	3.40	3.42	N/A
Efficiency ratio	53.44	56.20	57.34	53.20	51.71	55.98
Net charge-off ratio	0.10	0.22	0.20	N/A	N/A	N/A
NPA ratio	0.37	0.42	0.44	N/A	N/A	N/A

“The successful integration of Florida Community Bank (FCB), broad-based growth across multiple business lines throughout our five-state footprint, and continued strength in credit quality highlight our accomplishments in 2019,” said Kessel D. Stelling, Synovus Chairman and CEO. “In addition, strong growth in fee-based revenue reflects our success in attracting and retaining top talent and expanding customer relationships. We enter 2020 with considerable momentum, focused on expanding revenue sources and improving efficiencies that strengthen our company and create long-term shareholder value.”

Balance Sheet

Loans**

(dollars in millions)	4Q19	3Q19	Linked Quarter Change	Linked Quarter % Change*	4Q18	Year/Year Change	Year/Year % Change
Commercial & industrial	$16,782.7	$16,418.3	$364.4	8.8%	$12,781.2	$4,001.5	31.3%
Commercial real estate	10,480.5	10,313.0	167.5	6.4	6,564.5	3,916.0	59.7
Consumer	9,924.7	9,709.2	215.5	8.8	6,625.0	3,299.6	49.8
Unearned income	(25.4)	(22.7)	(2.7)	47.2	(24.1)	(1.2)	5.1
Total loans	$37,162.5	$36,417.8	$744.6	8.1%	$25,946.6	$11,215.9	43.2%

*	Annualized

**	Amounts may not total due to rounding

•	Total funded loan production in the quarter was approximately $3.55 billion.

•	Commercial and industrial loans increased $364.4 million, or 8.8%, from the prior quarter, with broad-based growth across industries and geographies.

•	Consumer loans grew $215.5 million, or 8.8%, from the third quarter 2019, with increases in all four categories.

•	Commercial real estate loans increased by $167.5 million, or 6.4%, from the prior quarter, with growth in 7 of 10 asset classes.

Deposits**

(dollars in millions)	4Q19	3Q19	Linked Quarter Change	Linked Quarter % Change*	4Q18	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$8,661.2	$8,970.2	$(309.0)	(13.7)%	$6,926.5	$1,734.7	25.0%
Interest-bearing DDA	4,769.5	4,714.8	54.7	4.6	3,690.7	1,078.8	29.2
Money market	9,827.4	9,212.1	615.2	26.5	7,681.8	2,145.5	27.9
Savings	909.5	897.3	12.2	5.4	812.5	97.0	11.9
Public funds	4,622.3	3,795.3	827.0	86.4	2,374.9	2,247.4	94.6
Time deposits	6,185.6	6,647.8	(462.2)	(27.6)	3,685.9	2,499.7	67.8
Brokered deposits	3,430.0	3,195.5	234.5	29.1	1,548.0	1,882.0	121.6
Total deposits	$38,405.5	$37,433.1	$972.4	10.3%	$26,720.3	$11,685.2	43.7%

*	Annualized

**	Amounts may not total due to rounding

•	Deposit costs improved in the quarter, as intentional run-off of higher cost deposits were replaced with lower cost options.

•	Total deposit costs declined 13 basis points from the third quarter and 18 basis points from the July 2019 peak.

•	The loan to deposit ratio was 96.8% in the fourth quarter, compared to 97.3% in the third quarter 2019.

Income Statement Summary**

(in thousands, except per share data)	4Q19	3Q19	Linked Quarter Change	Linked Quarter % Change	4Q18	Year/Year Change	Year/Year % Change
Net interest income	$399,268	$402,097	$(2,829)	(0.7)%	$297,933	$101,335	34.0%
Non-interest income	97,955	88,760	9,195	10.4%	67,991	29,964	44.1
Non-interest expense	266,121	276,310	(10,189)	(3.7)	209,922	56,199	26.8
Provision expense	24,470	27,562	(3,092)	(11.2)	12,148	12,322	101.4
Income before taxes	$206,632	$186,985	$19,647	10.5%	$143,854	$62,778	43.6%
Income tax expense	54,948	51,259	3,689	7.2	38,784	16,164	41.7
Preferred stock dividends	8,291	8,291	—	—	3,151	5,140	163.1
Net income available to common shareholders	$143,393	$127,435	$15,958	12.5%	$101,919	$41,474	40.7%
Weighted average common shares outstanding, diluted	148,529	154,043	(5,514)	(3.6)	116,986	31,543	27.0%
Diluted earnings per share	$0.97	$0.83	$0.14	16.7%	$0.87	$0.09	10.8
Adjusted diluted earnings per share	$0.94	$0.97	$(0.03)	(3.0)%	$0.91	$0.03	3.1

**	Amounts may not total due to rounding

Core Performance

•	Total revenues were $498.0 million in the fourth quarter, up $6.3 million from the previous quarter.

•	Net interest income decreased $2.8 million or 0.7% compared to the prior quarter.

•	Net interest margin was 3.65%, down 4 basis points from the previous quarter, and favorably impacted by $15.1 million of loan accretion and $11.0 million of deposit premium amortization.

◦	Excluding the impact of PAA, net interest margin was 3.40%, down 2 basis points from the prior quarter.

◦	The sequential decrease in net interest margin was driven by a decline of 18 basis points in total earning asset yields and a decrease of 14 basis points in the effective cost of funds.

•	Non-interest income increased $9.2 million, or 10.4% from the prior quarter, and increased $30.0 million, or 44.1%, compared to fourth quarter 2018.

◦	Sequential growth was led by capital markets fee income, fiduciary activities, and impacts from fair value adjustments.

◦	Assets under management of $17.0 billion increased 4.9% from the prior quarter and 21.2% from the fourth quarter 2018.

•	Non-interest expense decreased $10.2 million or 3.7% from the previous quarter. Adjusted non-interest expense increased $6.2 million or 2.4%, from the prior quarter.

◦
The increase in adjusted expenses included a $3 million increase in FDIC expense associated with a reclassification of certain loan categories over the past four years, higher salaries expense, higher commissions associated with increases in non-interest income, and higher servicing expense related to a renegotiated lending partnership contract that was more than offset with an increase in net interest income.

•	Provision expense was $24.5 million, a $3.1 million decrease from the previous quarter, primarily resulting from lower charge-offs, which were 10 basis points.

•	The effective tax rate was 26.6% for the quarter.

Capital Ratios

	4Q19		3Q19	4Q18
Common equity Tier 1 capital (CET1) ratio	8.95%	(1)	8.96%	9.95%
Tier 1 capital ratio	10.24	(1)	10.27	10.61
Total risk-based capital ratio	12.25	(1)	12.30	12.37
Tier 1 leverage ratio	9.16	(1)	9.02	9.60
Tangible common equity ratio(2)	8.08		8.04	8.81

(1)	Ratios are preliminary

(2)	Non-GAAP measure; see applicable reconciliation

Capital

•
The Company repurchased $36.5 million in common stock (1.1 million shares) during the quarter. Year-to-date repurchases totaled $725 million, or 19.9 million shares. Share count has declined by 10.9% from January 1, 2019.

Fourth Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on January 24, 2020. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $48 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 298 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was named one of American Banker’s “Best Banks to Work For” in 2018 and has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth; our expectations regarding net interest margin; expectations on our growth strategy, expense management, tax savings, strategic transactions, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; tangible common equity ratio; and common equity Tier 1 capital (CET1) ratio (fully phased-in) are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest expense; total revenues; efficiency ratio-FTE; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; the ratio of total shareholders' equity to total assets; and the CET1 capital ratio, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues is a measure used by management to evaluate total revenues exclusive of net investment securities gains (losses) and gains on sales and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio and common equity Tier 1 capital (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q19	3Q19	4Q18	2019	2018
Adjusted non-interest expense
Total non-interest expense	$266,121	$276,310	$209,922	$1,098,968	$829,455
Subtract: Earnout liability adjustments	—	(10,457)	—	(10,457)	(11,652)
Add/subtract: Merger-related expense	913	(353)	(3,381)	(56,580)	(10,065)
Subtract/add: Restructuring charges, net	(1,259)	66	(140)	(1,230)	51
Subtract: Valuation adjustment to Visa derivative	(1,111)	(2,500)	—	(3,611)	(2,328)
Add: Litigation settlement/contingency expense	—	—	—	—	4,026
Subtract: Loss on early extinguishment of debt, net	—	(4,592)	—	(4,592)	—
Adjusted non-interest expense	$264,664	$258,474	$206,401	$1,022,498	$809,487

Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$264,664	$258,474	$206,401	$1,022,498	$809,487
Subtract: Amortization of intangibles	(2,901)	(2,901)	(292)	(11,603)	(1,167)
Adjusted tangible non-interest expense	$261,763	$255,573	$206,109	$1,010,895	$808,320

Net interest income	$399,268	$402,097	$297,933	$1,595,803	$1,148,413
Add: Tax equivalent adjustment	769	819	181	3,025	553
Add: Total non-interest income	97,955	88,760	67,991	355,900	280,093
Total FTE revenues	497,992	491,676	366,105	1,954,728	1,429,059
Add: Investment securities losses, net	2,157	3,731	—	7,659	1,296
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,100)	(1,194)	2,084	(11,607)	4,743
Adjusted total revenues	$492,049	$494,213	$368,189	$1,950,780	$1,435,098
Efficiency ratio-FTE	53.44%	56.20%	57.34%	56.22%	58.04%
Adjusted tangible efficiency ratio	53.20	51.71	55.98	51.82	56.33

Reconciliation of Non-GAAP Financial Measures, continued
(in thousands, except per share data)	4Q19	3Q19	4Q18	2019	2018
Adjusted Return on Average Assets
Net income	$151,684	$135,726	$105,070	$563,780	$428,476
Add/subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	—	4,402	—	4,402	(9,148)
Add: Earnout liability adjustments	—	10,457	—	10,457	11,652
Subtract/add: Merger-related expense	(913)	353	3,381	56,580	10,065
Add/subtract: Restructuring charges, net	1,259	(66)	140	1,230	(51)
Add: Valuation adjustment to Visa derivative	1,111	2,500	—	3,611	2,328
Subtract: Litigation settlement/contingency expense	—	—	—	—	(4,026)
Add: Loss on early extinguishment of debt, net	—	4,592	—	4,592	—
Add: Investment securities losses, net	2,157	3,731	—	7,659	1,296
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,100)	(1,194)	2,084	(11,607)	4,743
Add/subtract: Tax effect of adjustments	1,162	(2,478)	(523)	(9,343)	(1,008)
Adjusted net income	$148,360	$158,023	$110,152	$631,361	$444,327
Net income annualized	$601,790	$538,478	$416,854	$563,780	$428,476
Adjusted net income annualized	$588,602	$626,939	$437,016	$631,361	$444,327
Total average assets	$47,459,405	$47,211,026	$32,190,303	$46,791,930	$31,668,847
Return on average assets	1.27%	1.14%	1.29%	1.20%	1.35%
Adjusted return on average assets	1.24	1.33	1.36	1.35	1.40

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$143,393	$127,435	$101,919	$540,899	$410,478
Add/subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	—	4,402	—	4,402	(9,148)
Add: Earnout liability adjustments	—	10,457	—	10,457	11,652
Add: Preferred stock redemption charge	—	—	—	—	4,020
Subtract/add: Merger-related expense	(913)	353	3,381	56,580	10,065
Add/subtract: Restructuring charges, net	1,259	(66)	140	1,230	(51)
Add: Valuation adjustment to Visa derivative	1,111	2,500	—	3,611	2,328
Subtract: Litigation settlement/contingency expense	—	—	—	—	(4,026)
Add: Loss on early extinguishment of debt, net	—	4,592	—	4,592	—
Add: Investment securities losses, net	2,157	3,731	—	7,659	1,296
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,100)	(1,194)	2,084	(11,607)	4,743
Add/subtract: Tax effect of adjustments	1,162	(2,478)	(523)	(9,343)	(1,008)
Adjusted net income available to common shareholders	$140,069	$149,732	$107,001	$608,480	$430,349
Weighted average common shares outstanding, diluted	148,529	154,043	116,986	156,058	118,378
Net income per common share, diluted	$0.97	$0.83	$0.87	$3.47	$3.47
Adjusted net income per common share, diluted	0.94	0.97	0.91	3.90	3.64

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q19	3Q19	4Q18	2019	2018

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$143,393	$127,435	$101,919	$540,899	$410,478
Add/subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	—	4,402	—	4,402	(9,148)
Add: Earnout liability adjustments	—	10,457	—	10,457	11,652
Add: Preferred stock redemption charge	—	—	—	—	4,020
Subtract/add: Merger-related expense	(913)	353	3,381	56,580	10,065
Add/subtract: Restructuring charges, net	1,259	(66)	140	1,230	(51)
Add: Valuation adjustment to Visa derivative	1,111	2,500	—	3,611	2,328
Subtract: Litigation settlement/contingency expense	—	—	—	—	(4,026)
Add: Loss on early extinguishment of debt, net	—	4,592	—	4,592	—
Add: Investment securities losses, net	2,157	3,731	—	7,659	1,296
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,100)	(1,194)	2,084	(11,607)	4,743
Add/subtract: Tax effect of adjustments	1,162	(2,478)	(523)	(9,343)	(1,008)
Adjusted net income available to common shareholders	$140,069	$149,732	$107,001	$608,480	$430,349

Adjusted net income available to common shareholders annualized	$555,709	$594,045	$424,515	$608,480	$430,349
Add: Amortization of intangibles	8,528	8,632	893	8,598	893
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$564,237	$602,677	$425,408	$617,078	$431,242

Net income available to common shareholders annualized	$568,896	$505,585	$404,353	$540,899	$410,478
Add: Amortization of intangibles	8,528	8,632	893	8,598	893
Net income available to common shareholders excluding amortization of intangibles annualized	$577,424	$514,217	$405,246	$549,497	$411,371

Total average shareholders' equity less preferred stock	$4,348,250	$4,450,301	$2,837,740	$4,384,458	$2,821,311
Subtract: Goodwill	(488,223)	(492,320)	(57,315)	(487,126)	(57,315)
Subtract: Other intangible assets, net	(57,149)	(60,278)	(9,972)	(65,553)	(10,424)
Total average tangible shareholders' equity less preferred stock	$3,802,878	$3,897,703	$2,770,453	$3,831,779	$2,753,572
Return on average common equity	13.08%	11.36%	14.25%	12.34%	14.55%
Adjusted return on average common equity	12.78	13.35	14.96	13.88	15.25
Return on average tangible common equity	15.18	13.19	14.63	14.34	14.94
Adjusted return on average tangible common equity	14.84	15.46	15.36	16.10	15.66

Reconciliation of Non-GAAP Financial Measures, continued
	December 31,	September 30,	December 31,
(dollars in thousands)	2019	2019	2018
Tangible Common Equity Ratio

Total assets	$48,203,282	$47,661,182	$32,669,192
Subtract: Goodwill	(497,267)	(487,865)	(57,315)
Subtract: Other intangible assets, net	(55,671)	(58,572)	(9,875)
Tangible assets	$47,650,344	$47,114,745	$32,602,002

Total shareholders’ equity	$4,941,690	$4,868,838	$3,133,602
Subtract: Goodwill	(497,267)	(487,865)	(57,315)
Subtract: Other intangible assets, net	(55,671)	(58,572)	(9,875)
Subtract: Preferred Stock, no par value	(537,145)	(536,550)	(195,140)
Tangible common equity	$3,851,607	$3,785,851	$2,871,272
Total shareholders’ equity to total assets ratio	10.25%	10.22%	9.59%
Tangible common equity ratio	8.08	8.04	8.81

Reconciliation of Non-GAAP Financial Measures, continued
December 31,
(dollars in thousands)	2019
CET1 capital ratio (fully phased-in)
CET1 capital	$3,743,448
Total risk-weighted assets	$41,822,767
Total risk-weighted assets (fully phased-in)	$41,891,173
CET1 capital ratio	8.95%
CET1 capital ratio (fully phased-in)	8.94